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                        STOCKMAN KAST RYAN + CO., P.C.
                         Certified Public Accountants
                       102 N. CASCADE AVENUE, SUITE 450
                          COLORADO SPRINGS, CO  80903
                  (719) 630-1186 (tel)  (719) 630-1187 (fax)




May 18, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Redwood Broadcasting, Inc. dated May 18, 1999.

Yours truly,

STOCKMAN KAST RYAN & CO., P.C.